UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
 ___________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2020
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Kforce Inc.
Exact name of registrant as specified in its charter
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Florida	000-26058	59-3264661
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.
1001 East Palm Avenue, Tampa, Florida 33605
Address of principal executive offices Zip Code
Registrant’s telephone number, including area code: (813) 552-5000
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per share	KFRC	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2020, each of John N. Allred, Richard M. Cocchiaro and A. Gordon Tunstall informed Kforce Inc. (the “Firm”) that due to his long tenure as a member of the Board of Directors and consistent with the Firm’s efforts to refresh its Board of Directors, he would not stand for re-election as a Class II Director at the Firm’s 2020 annual shareholders’ meeting (the “2020 Annual Meeting”). Each of Messrs. Allred, Cocchiaro and Tunstall will continue to serve as a Class II Director until the 2020 Annual Meeting. The decision by each of Messrs. Allred, Cocchiaro and Tunstall to step down was not the result of any disagreements with the Board of Directors, management or the Firm on matters related to the Firm's operations, policies or practices.

Because of the decision by each of Messrs. Allred, Cocchiaro and Tunstall not to stand for re-election, the Firm would have an unbalanced Board of Directors (three Class I directors; one Class II director; and three Class III directors), which is not permitted under Florida law. Accordingly, to rectify this potential issue, N. John Simmons will resign as a Class III director effective immediately prior to the 2020 Annual Meeting. He will stand for election as a Class II Director at the 2020 Annual Meeting.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

Date:	February 5, 2020	By:	/s/ DAVID M. KELLY
David M. Kelly,
Executive Vice President, Chief Financial Officer
(Principal Financial Officer)

KFORCE INC.
(Registrant)

Date:	February 5, 2020	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Senior Vice President, Finance and Accounting
(Principal Accounting Officer)